POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Eric Johnson, Chief Accounting Officer and R. Andrew Massey, Vice President, Chief Legal Officer and Corporate Secretary, with full power of substitution and re-substitution and delegation, and each of them signing singly, my true and lawful attorney-in-fact to:

1.
prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 144 under the Securities Act of 1933 (“Rule 144”), or any rule or regulation of the SEC;

2.	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director or shareholder of Valmont Industries, Inc. (the "Company"), on Forms 3, 4 and 5, or Form 144;
3.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete  the execution of any such forms and the timely filing of such form with the SEC and any other authority;

4.
serve on my behalf as my account administrator, user, or technical administrator, in each such capacity, with all authority permitted thereto under EDGAR Next with respect to my SEC filings (including Forms 3s, 4s, 5s and Form 144s); and

5.
take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution, re-substitution, delegation or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute, re-substitute or delegate, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with the Exchange Act or Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Form 144s with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of February 2026.

Signed:	/s/ Paul T. Maass
                                Paul T. Maass